FOR RELEASE ON: July 31, 2023

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalrexnord.com

NEWLY TRANSFORMED REGAL REXNORD REPORTS STRONG SECOND QUARTER 2023 FINANCIAL RESULTS; THREE MONTHS IN, ALTRA INTEGRATION & SYNERGY REALIZATION GOING VERY WELL

BELOIT, WI - Regal Rexnord Corporation (NYSE: RRX)

Second Quarter Highlights
•Strong Free Cash Flow* Of $176.3 Million; Net Debt To Normalized Adjusted EBITDA* Reduced To 3.86
•Sales Up 31.1% Versus PY
•GAAP Net Income Decreased $110 Million Versus PY To $33.2 Million; Adjusted EBITDA* Increased 34% Versus PY To $379.7 Million, And Adjusted EBITDA Margin* Increased 50bps Versus PY To 21.5%
•GAAP Diluted EPS Of $0.48 And Adjusted Diluted EPS* Of $2.56, Ahead Of Expectations
•Now Expect GAAP Diluted EPS In A Range Of $2.69 To $3.09 And Adjusted Diluted EPS* In A Range Of $10.20 To $10.60; The Mid-Point Reduction Primarily Factors Higher Depreciation & Interest Expense
•Raising Expectation For Free Cash Flow, Now Over $650 Million In 2023

CEO Louis Pinkham commented, “Our second quarter results exceeded our targets, reflecting the hard work and strong execution of our Regal Rexnord team and the effectiveness of our 80/20 and RBS initiatives. Notable progress on working capital resulted in very strong free cash flow generation and enabled further debt reduction. We also saw healthy growth in the majority of our businesses that were not subject to temporary destocking headwinds, and achieved strong adjusted gross and EBITDA margin expansion. I am particularly pleased with the growth we saw in AMC, indicative of our secular market exposure and differentiated products and technology."

"I am also extremely excited about early positive momentum working with our new colleagues from Altra to accelerate profitable growth. Both integration and cost synergy activities are off to a strong start, and teams are identifying a robust pipeline of cross-marketing and other sales synergies. Meanwhile, Rexnord PMC synergies continue to accrue as planned. Our sizable M&A synergies help provide clear line of sight to our goals for approximately 25% adjusted EBITDA margins, approximately 40% gross margins and sales growth at 50% above end market rates through the cycle."

Mr. Pinkham concluded, “As I look ahead to the remainder of 2023, I am enthusiastic about the tremendous value creation opportunities before us. While some of our end markets are experiencing lingering destocking headwinds and demand uncertainty, our teams continue to manage the performance of the business in a disciplined manner. Our strategic focus remains on executing our many growth acceleration, margin expansion and cash flow improvement drivers, which I am confident will create significant value for our key stakeholders.”

Guidance
The Company is updating its 2023 annual guidance. GAAP diluted earnings per share is now expected to be in a range of $2.69 to $3.09, compared to $2.74 to $3.64 previously. Adjusted diluted earnings per share is now expected to be in a range of $10.20 to $10.60, compared to $10.20 to $11.10 previously. The updated adjusted EPS outlook holds the bottom end of the prior range and lowers the former mid-point by $0.25, primarily to factor higher depreciation expense, in part related to the Altra transaction, and higher net interest expense tied to higher benchmark interest rates. The high end of the range comes down to reflect lower confidence in the pace of recovery in certain PES and Industrial segment end markets in the second half.

*Non-GAAP Financial Measurement, See Appendix for Reconciliation

Segment Performance

All prior periods identified in this release have been recast to reflect the new segment structure established at first quarter 2023 related to closing the Altra acquisition, and provide comparison to the comparable period.

Second quarter 2023 segment results versus the prior year are summarized below:

•Automation & Motion Control net sales were $473.1 million, an increase of 143.7% or an increase of 4.0% on a pro forma organic basis*. Results reflect the Altra acquisition plus strength in most markets served, especially aerospace, medical and data center. Adjusted EBITDA margin* was 25.3% of adjusted net sales*.

•Industrial Powertrain Solutions segment net sales were $698.7 million, an increase of 65.5% or an increase of 0.6% on a pro forma organic basis. Results reflect the Altra acquisition, plus strength in energy, metals/mining and marine markets, net of weakness in the agriculture market and impacts from the timing of renewable energy projects. Adjusted EBITDA margin was 23.6% of adjusted net sales.

•Power Efficiency Solutions net sales were $460.1 million, a decrease of 22.7% or a decrease of 22.2% on an organic basis. The decline reflects general weakness in global residential HVAC markets, particularly in the U.S., and weakness in China, along with channel destocking in the U.S. Adjusted EBITDA margin was 18.6% of adjusted net sales.

•Industrial Systems net sales were $136.7 million, a decrease of 0.8% or an increase of 1.2% on an organic basis. Results reflect strength in power generation projects and energy markets, offset by weakness in China, along with North America industrial distributor destocking. Adjusted EBITDA margin was 7.1% of adjusted net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Tuesday, August 1, 2023. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1.877.264.6786 (U.S. callers) or +1.412.317.5177 (international callers) and enter 5404611# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 2051490#. Both replays will be accessible for three months after the earnings call.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of factory automation sub-systems, industrial powertrain solutions, automation and mechanical power transmission components, electric motors and electronic controls, air moving products, and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four operating segments: Automation & Motion Control, Industrial Powertrain Solutions, Power Efficiency Solutions and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalRexnord.com.

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the acquisition of Altra Industrial Motion Corp. (“Altra”), the benefits and synergies of the acquisition of Altra (the "Altra Transaction"), future opportunities for Regal Rexnord and any other statements regarding Regal Rexnord’s future operations, anticipated economic activity, business levels, credit ratings, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause Regal Rexnord's performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Regal Rexnord’s actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: Regal Rexnord’s substantial indebtedness as a result of the Altra Transaction and the effects of such indebtedness on Regal Rexnord's financial flexibility; after the Altra Transaction; Regal Rexnord’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Altra Transaction, and the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) within the expected time-frames or at all and to successfully integrate Altra and the Rexnord PMC business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Altra Transaction or our merger with the Rexnord PMC business; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the merger with the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with climate change and uncertainty regarding our ability to deliver on our climate commitments and/or to meet related investor, customer and other third party expectations relating to our sustainability efforts; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, banking crises, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures, including in connection with our evaluation of strategic alternatives for the global motors and generators portion of our Industrial Systems operating segment; Regal Rexnord's ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on Regal Rexnord's results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving data privacy laws and regulations; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in Regal Rexnord's Annual Report on Form 10-K on file with the Securities and Exchange Commission (the "SEC") and from time to time in other filed reports including Regal Rexnord's Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Part I, Item 1A - Risk Factors in Regal Rexnord’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-

looking statements included in this release are made only as of the date of this release and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, EBITDA, adjusted EBITDA, proforma EBITDA, proforma adjusted EBITDA, normalized adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Regal Rexnord, adjusted cash flows from operations, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord (or free cash flow conversion), adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, EBITDA, adjusted EBITDA, proforma EBITDA, proforma adjusted EBITDA, normalized adjusted EBITDA, adjusted EBITDA margin, adjusted net sales, adjusted net income attributable to Regal Rexnord, adjusted cash flows from operations, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Sales	$1,768.6	$1,349.4	$2,992.7	$2,647.9
Cost of Sales	1,204.8	915.9	2,030.8	1,792.5
Gross Profit	563.8	433.5	961.9	855.4
Operating Expenses	412.2	238.6	741.4	490.6
Income from Operations	151.6	194.9	220.5	364.8
Interest Expense	116.4	13.4	211.8	22.4
Interest Income	(5.1)	(0.8)	(37.0)	(1.9)
Other Income, Net	(2.8)	(1.5)	(4.2)	(2.8)
Income before Taxes	43.1	183.8	49.9	347.1
Provision for Income Taxes	9.9	40.6	22.2	76.8
Net Income	33.2	143.2	27.7	270.3
Less: Net Income Attributable to Noncontrolling Interests	1.1	1.2	1.5	2.7
Net Income Attributable to Regal Rexnord Corporation	$32.1	$142.0	$26.2	$267.6
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$0.48	$2.13	$0.40	$3.99
Assuming Dilution	$0.48	$2.12	$0.39	$3.96
Cash Dividends Declared Per Share	$0.35	$0.35	$0.70	$0.68
Weighted Average Number of Shares Outstanding:
Basic	66.3	66.8	66.2	67.1
Assuming Dilution	66.6	67.1	66.6	67.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jun 30, 2023	Dec 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$659.6	$688.5
Trade Receivables, Less Allowances of $26.4 million in 2023 and $30.9 million in 2022	1,013.9	797.4
Inventories	1,576.1	1,336.9
Prepaid Expenses and Other Current Assets	225.4	177.7
Total Current Assets	3,475.0	3,000.5

Net Property, Plant, Equipment and Noncurrent Assets	12,382.8	7,268.4
Total Assets	$15,857.8	$10,268.9

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$678.5	$497.7
Other Accrued Expenses	630.0	470.7
Current Maturities of Debt	72.6	33.8
Total Current Liabilities	1,381.1	1,002.2

Long-Term Debt	6,609.7	1,989.7
Other Noncurrent Liabilities	1,430.1	854.4
Equity:
Total Regal Rexnord Corporation Shareholders' Equity	6,410.3	6,388.2
Noncontrolling Interests	26.6	34.4
Total Equity	6,436.9	6,422.6
Total Liabilities and Equity	$15,857.8	$10,268.9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$33.2	$143.2	$27.7	$270.3
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	137.0	78.4	213.5	156.3
Noncash Lease Expense	12.0	10.7	19.7	20.6
Share-Based Compensation Expense	14.5	4.9	36.2	11.2
Financing Fee Expense	3.9	0.5	26.9	1.4
Benefit from Deferred Income Taxes	(44.0)	(21.3)	(54.2)	(41.0)
Other Non-Cash Changes	5.4	(1.4)	5.7	(1.7)
Change in Operating Assets and Liabilities	59.1	(104.2)	51.8	(312.2)
Net Cash Provided by Operating Activities	221.1	110.8	327.3	104.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(44.8)	(19.2)	(63.5)	(32.6)
Proceeds Received from Sales of Property, Plant and Equipment	—	4.1	6.1	5.5
Business Acquisitions, Net of Cash Acquired	(17.3)	—	(4,870.2)	(35.0)
Net Cash Used in Investing Activities	(62.1)	(15.1)	(4,927.6)	(62.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Repayments Under Revolving Credit Facility	(567.8)	(395.0)	(314.0)	(176.7)
Net Repayments of Short-Term Borrowings	(1.9)	(0.1)	(3.7)	(2.0)
Proceeds from Long-Term Borrowings	—	500.0	5,532.9	1,536.8
Repayments of Long-Term Borrowings	(35.7)	(0.9)	(536.5)	(1,108.4)
Dividends Paid to Shareholders	(23.2)	(22.0)	(46.4)	(44.3)
Proceeds from the Exercise of Stock Options	0.6	1.6	1.5	3.4
Repurchase of Common Stock	—	(69.8)	—	(184.0)
Shares Surrendered for Taxes	(1.0)	(5.3)	(9.2)	(8.1)
Financing Fees Paid	(1.1)	(2.0)	(51.1)	(6.5)
Distributions to Noncontrolling Interest	(8.4)	—	(8.4)	—
Net Cash (Used In) Provided by Financing Activities	(638.5)	6.5	4,565.1	10.2
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4.2)	(24.4)	6.3	(23.3)
Net (Decrease) Increase in Cash and Cash Equivalents	(483.7)	77.8	(28.9)	29.7
Cash and Cash Equivalents at Beginning of Period	1,143.3	624.7	688.5	672.8
Cash and Cash Equivalents at End of Period	$659.6	$702.5	$659.6	$702.5

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Industrial Powertrain Solutions		Power Efficiency Solutions		Automation & Motion Control		Industrial Systems		Total Regal Rexnord
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Sales	$698.7	$422.1	$460.1	$595.4	$473.1	$194.1	$136.7	$137.8	$1,768.6	$1,349.4
Adjusted Net Sales	$698.7	$422.1	$460.1	$595.4	$473.1	$194.1	$136.7	$137.8	$1,768.6	$1,349.4

GAAP Operating Margin	5.8%	16.3%	13.0%	14.4%	10.3%	11.4%	2.2%	13.0%	8.6%	14.4%
Adjusted Operating Margin*	11.6%	15.9%	15.3%	14.5%	14.4%	13.9%	4.0%	13.1%	12.7%	14.7%
Adjusted EBITDA Margin %	23.6%	26.9%	18.6%	16.8%	25.3%	24.5%	7.1%	15.9%	21.5%	21.0%

Components of Net Sales:
Organic Sales Growth	(1.4)%	4.2%	(22.2)%	14.7%	6.9%	11.4%	1.2%	10.5%	(9.1)%	11.8%
Acquisitions	67.3%	138.7%	—%	—%	137.7%	228.8%	—%	—%	40.9%	42.2%
Foreign Currency Impact	(0.4)%	(1.0)%	(0.6)%	(1.6)%	(0.8)%	(5.0)%	(2.0)%	(2.7)%	(0.7)%	(1.9)%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Six Months Ended
	Industrial Powertrain Solutions		Power Efficiency Solutions		Automation & Motion Control		Industrial Systems		Total Regal Rexnord
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Sales	$1,113.1	$838.4	$929.6	$1,162.6	$676.3	$378.4	$273.7	$268.5	$2,992.7	$2,647.9
Adjusted Net Sales	$1,113.1	$838.4	$929.6	$1,162.6	$676.3	$378.4	$273.7	$268.5	$2,992.7	$2,647.9

GAAP Operating Margin	5.9%	13.7%	11.3%	16.4%	6.4%	9.1%	2.1%	9.2%	7.4%	13.8%
Adjusted Operating Margin	13.5%	15.7%	13.0%	16.4%	12.8%	11.3%	3.9%	9.3%	12.3%	14.8%
Adjusted EBITDA Margin %	25.7%	26.6%	16.2%	18.9%	24.6%	22.4%	6.9%	12.3%	20.8%	21.2%

Components of Net Sales:
Organic Sales Growth	(0.1)%	5.5%	(19.1)%	17.1%	9.2%	13.8%	4.5%	9.4%	(6.6)%	13.5%
Acquisitions	33.9%	142.0%	—%	—%	70.6%	238.5%	—%	—%	20.8%	43.6%
Foreign Currency Impact	(1.1)%	(0.8)%	(0.9)%	(1.2)%	(1.1)%	(3.6)%	(2.6)%	(2.0)%	(1.2)%	(1.4)%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
GAAP Diluted Earnings Per Share	$0.48	$2.12	$0.39	$3.96
Intangible Amortization	1.02	0.53	1.54	1.05
Transaction and Related Costs (a)	0.16	0.01	1.48	0.05
Inventory Step Up	0.50	0.06	0.50	0.10
Share-Based Compensation Expense (b)	0.18	0.08	0.49	0.14
Restructuring and Related Costs (c)	0.18	(0.01)	0.25	0.18
Discrete Tax Items	0.01	—	0.10	—
Impairments and Exit Related Costs	0.03	—	0.03	—
Gain on Sale of Assets	—	(0.03)	(0.01)	(0.04)
Adjusted Diluted Earnings Per Share	$2.56	$2.76	$4.77	$5.44

(a)	For 2023, primarily relates to (1) legal, professional service, severance, certain other employee compensation and financing costs and incremental net interest expense on new debt associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.
(c)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

2023 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2023 GAAP Diluted EPS Annual Guidance	$2.69	$3.09
Intangible Amortization	3.60	3.60
Transaction and Related Costs (a)	1.55	1.55
Restructuring and Related Costs (b)	0.85	0.85
Share-Based Compensation Expense (c)	0.80	0.80
Inventory Step Up	0.59	0.59
Discrete Tax Items	0.10	0.10
Impairments and Exit Related Costs	0.03	0.03
Gain on Sales of Assets	(0.01)	(0.01)
2023 Adjusted Diluted EPS Annual Guidance	$10.20	$10.60

(a)	For 2023, primarily relates to (1) legal, professional service, severance, certain other employee compensation and financing costs and incremental net interest expense on new debt associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.

	Three Months Ended
ADJUSTED EBITDA	Industrial Powertrain Solutions		Power Efficiency Solutions		Automation & Motion Control		Industrial Systems		Total Regal Rexnord
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
GAAP Income from Operations	$40.2	$68.8	$59.8	$86.0	$48.6	$22.2	$3.0	$17.9	$151.6	$194.9
Transaction and Related Costs (a)	6.5	0.9	—	—	3.0	0.4	1.8	—	11.3	1.3
Inventory Step Up	31.6	4.7	—	—	12.5	1.3	—	—	44.1	6.0
Restructuring and Related Costs (b)	2.6	(4.6)	10.7	0.3	2.0	3.0	0.7	0.2	16.0	(1.1)
Impairments and Exit Related Costs	0.3	—	—	—	2.1	—	—	—	2.4	—
Gain on Sale of Assets	—	(2.6)	—	—	—	—	—	—	—	(2.6)
Adjusted Income from Operations*	$81.2	$67.2	$70.5	$86.3	$68.2	$26.9	$5.5	$18.1	$225.4	$198.5

Amortization	$51.7	$31.0	$2.1	$2.1	$35.4	$13.2	$0.2	$0.2	$89.4	$46.5
Depreciation	22.7	13.1	9.7	9.7	12.2	5.7	3.0	3.4	47.6	31.9
Share-Based Compensation Expense	8.0	1.9	2.8	1.5	3.0	1.5	0.7	—	14.5	4.9
Other Income, Net	1.1	0.5	0.7	0.6	0.7	0.2	0.3	0.2	2.8	1.5
Adjusted EBITDA	$164.7	$113.7	$85.8	$100.2	$119.5	$47.5	$9.7	$21.9	$379.7	$283.3

GAAP Operating Margin %	5.8%	16.3%	13.0%	14.4%	10.3%	11.4%	2.2%	13.0%	8.6%	14.4%
Adjusted Operating Margin %	11.6%	15.9%	15.3%	14.5%	14.4%	13.9%	4.0%	13.1%	12.7%	14.7%
Adjusted EBITDA Margin %	23.6%	26.9%	18.6%	16.8%	25.3%	24.5%	7.1%	15.9%	21.5%	21.0%

(a)	For 2023, primarily relates to (1) legal, professional service, and certain other employee compensation costs associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

	Six Months Ended
ADJUSTED EBITDA	Industrial Powertrain Solutions		Power Efficiency Solutions		Automation & Motion Control		Industrial Systems		Total Regal Rexnord
(Dollars in Millions)	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
GAAP Income from Operations	$66.1	$115.1	$105.2	$190.4	$43.4	$34.5	$5.8	$24.8	$220.5	$364.8
Transaction and Related Costs (a)	48.5	2.9	—	—	26.5	1.4	3.9	—	78.9	4.3
Inventory Step Up	31.6	6.5	—	—	12.5	2.5	—	—	44.1	9.0
Restructuring and Related Costs (b)	3.4	9.8	15.4	1.3	2.5	4.5	0.9	0.3	22.2	15.9
Impairments and Exit Related Costs	0.3	—	—	—	2.1	—	—	—	2.4	—
Gain on Sale of Assets	—	(2.6)	—	(0.7)	(0.6)	—	—	—	(0.6)	(3.3)
Adjusted Income from Operations	$149.9	$131.7	$120.6	$191.0	$86.4	$42.9	$10.6	$25.1	$367.5	$390.7

Amortization	$81.5	$60.8	$4.2	$4.3	$49.6	$28.3	$0.4	$0.4	$135.7	$93.8
Depreciation	34.5	25.9	19.3	19.6	17.7	10.3	6.3	6.7	77.8	62.5
Share-Based Compensation Expense (c)	18.6	4.1	4.8	3.9	11.6	2.7	1.2	0.5	36.2	11.2
Other Income, Net	1.6	0.9	1.3	1.2	0.9	0.4	0.4	0.3	4.2	2.8
Adjusted EBITDA	$286.1	$223.4	$150.2	$220.0	$166.2	$84.6	$18.9	$33.0	$621.4	$561.0

GAAP Operating Margin %	5.9%	13.7%	11.3%	16.4%	6.4%	9.1%	2.1%	9.2%	7.4%	13.8%
Adjusted Operating Margin %	13.5%	15.7%	13.0%	16.4%	12.8%	11.3%	3.9%	9.3%	12.3%	14.8%
Adjusted EBITDA Margin %	25.7%	26.6%	16.2%	18.9%	24.6%	22.4%	6.9%	12.3%	20.8%	21.2%

(a)	For 2023, primarily relates to (1) legal, professional service, and certain other employee compensation costs associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.

NET INCOME TO ADJUSTED EBITDA
Unaudited
(Dollars in Millions)

	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Income	$33.2	$143.2	$27.7	$270.3
Plus: Income Taxes	9.9	40.6	22.2	76.8
Plus: Interest Expense	116.4	13.4	211.8	22.4
Less: Interest Income	(5.1)	(0.8)	(37.0)	(1.9)
Plus: Depreciation	47.6	31.9	77.8	62.5
Plus: Amortization	89.4	46.5	135.7	93.8
EBITDA*	291.4	274.8	438.2	523.9
Plus: Transaction and Related Costs (a)	11.3	1.3	78.9	4.3
Plus: Inventory Step Up	44.1	6.0	44.1	9.0
Plus: Share-Based Compensation Expense (c)	14.5	4.9	36.2	11.2
Plus: Restructuring and Related Costs (b)	16.0	(1.1)	22.2	15.9
Plus: Impairments and Exit Related Costs	2.4	—	2.4	—
Less: Gain on Sale of Assets	—	(2.6)	(0.6)	(3.3)
Adjusted EBITDA	$379.7	$283.3	$621.4	$561.0

(a)	For 2023, primarily relates to (1) legal, professional service, and certain other employee compensation costs associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.

DEBT TO EBITDA	Last Twelve Months
Jun 30, 2023
Proforma Net Income (d)	$120.7
Plus: Income Taxes	26.9
Plus: Interest Expense	479.1
Less: Interest Income	(11.1)
Plus: Depreciation	186.6
Plus: Amortization	347.3
Proforma EBITDA*	$1,149.5
Plus: Transaction and Related Costs (a)	111.1
Plus: Restructuring and Related Costs (b)	72.3
Plus: Share-Based Compensation Expense (c)	58.2
Plus: Inventory Step Up	40.6
Plus: Impairments and Exit Related Costs	8.2
Less: Gain on Sale of Assets	(0.6)
Proforma Adjusted EBITDA*	$1,439.3
Altra Synergies Expected to be Realized Within 24 Months	120.0
Normalized Adjusted EBITDA	$1,559.3

Current Maturities of Long-Term Debt	$72.6
Long-Term Debt	6,609.7
Total Gross Debt	$6,682.3
Cash	(659.6)
Net Debt	$6,022.7

Gross Debt/Normalized Adjusted EBITDA	4.29

Net Debt/Normalized Adjusted EBITDA	3.86

(a)	For 2023, primarily relates to (1) legal, professional service, and certain other employee compensation costs associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.
(d)	Includes Altra results.

FREE CASH FLOW	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Cash Provided by Operating Activities	$221.1	$110.8	$327.3	$104.9
Payments for Certain Acquisition Costs (Net of Tax of $11.4 Million) (a)	—	—	86.9	—
Adjusted Cash Flows from Operations*	221.1	110.8	414.2	104.9
Additions to Property Plant and Equipment	(44.8)	(19.2)	(63.5)	(32.6)
Free Cash Flow	$176.3	$91.6	$350.7	$72.3

GAAP Net Income Attributable to Regal Rexnord Corporation	$32.1	$142.0	$26.2	$267.6
Certain Acquisition Costs (Net of Tax of $5.9 Million) (b)	—	—	32.3	—
Write-Off of Bridge Facility Costs (Net of Tax of $4.1 Million)	—	—	13.0	—
Impairments (Net of Tax of $0.6 Million)	1.8	—	1.8	—
Adjusted Net Income Attributable to Regal Rexnord Corporation*	$33.9	$142.0	$73.3	$267.6

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Rexnord Corporation*	520.1%	64.5%	478.4%	27.0%

(a)	Reflects the payment of Regal Rexnord's and Altra's advisor success fees.
(b)	Reflects the charge related to Regal Rexnord's advisor success fees.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Six Months Ended
	Jun 30, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022

Income before Taxes	$43.1	$183.8	$49.9	$347.1
Provision for Income Taxes	9.9	40.6	22.2	76.8
Effective Tax Rate	22.9%	22.1%	44.5%	22.1%

Income before Taxes	$43.1	$183.8	$49.9	$347.1
Intangible Amortization	89.4	46.5	135.7	93.8
Transaction and Related Costs (a)	12.4	1.3	118.2	4.3
Inventory Step Up	44.1	6.0	44.1	9.0
Share-Based Compensation Expense (c)	14.5	4.9	36.2	11.2
Restructuring and Related Costs (b)	16.0	(1.1)	22.2	15.9
Impairments and Exit Related Costs	2.4	—	2.4	—
Gain on Sales of Assets	—	(2.6)	(0.6)	(3.3)
Adjusted Income before Taxes*	$221.9	$238.8	$408.1	$478.0

Provision for Income Taxes	$9.9	$40.6	$22.2	$76.8
Tax Effect of Intangible Amortization	21.6	11.2	33.0	23.0
Tax Effect of Transaction and Related Costs	1.5	0.3	19.8	1.0
Tax Effect of Inventory Step Up	10.6	1.5	10.6	2.1
Tax Effect of Share-Based Compensation Expense	2.5	(0.7)	3.7	1.5
Tax Effect from Restructuring and Related Costs	4.3	(0.1)	5.9	4.0
Tax Effect from Impairments and Exit Related Costs	0.6	—	0.6	—
Tax Effect of Gain on Sales of Assets	—	(0.6)	(0.1)	(0.8)
Discrete Tax Items	(0.3)	—	(6.8)	—
Adjusted Provision for Income Taxes*	$50.7	$52.2	$88.9	$107.6

Adjusted Effective Tax Rate*	22.8%	21.9%	21.8%	22.5%

(a)	For 2023, primarily relates to (1) legal, professional service, severance, certain other employee compensation and financing costs and incremental net interest expense on new debt associated with the Altra Transaction and (2) legal and professional service costs associated with the strategic review of the Industrial Systems operating segment. For 2022, primarily relates to legal and professional service costs associated with the merger with the Rexnord PMC business and acquisition of the Arrowhead business.
(b)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(c)	Includes the impact related to the accelerated vesting of awards for certain former Altra employees in the first quarter 2023.

ORGANIC SALES GROWTH	Three Months Ended
	June 30, 2023
	Industrial Powertrain Solutions	Power Efficiency Solutions	Automation & Motion Control	Industrial Systems	Total Regal Rexnord
Net Sales Three Months Ended Jun 30, 2023	$698.7	$460.1	$473.1	$136.7	$1,768.6
Net Sales from Businesses Acquired	(284.1)	—	(267.3)	—	(551.4)
Impact from Foreign Currency Exchange Rates	1.5	3.3	1.6	2.7	9.1
Organic Sales Three Months Ended Jun 30, 2023	$416.1	$463.4	$207.4	$139.4	$1,226.3

Net Sales Three Months Ended Jun 30, 2022	$422.1	$595.4	$194.1	$137.8	$1,349.4
Adjusted Net Sales Three Months Ended Jun 30, 2022	$422.1	$595.4	$194.1	$137.8	$1,349.4

Three Months Ended Jun 30, 2023 Organic Sales Growth %	(1.4)%	(22.2)%	6.9%	1.2%	(9.1)%
Three Months Ended Jun 30, 2023 Net Sales Growth %	65.5%	(22.7)%	143.7%	(0.8)%	31.1%

ORGANIC SALES GROWTH	Six Months Ended
	June 30, 2023
	Industrial Powertrain Solutions	Power Efficiency Solutions	Automation & Motion Control	Industrial Systems	Total Regal Rexnord
Net Sales Six Months Ended Jun 30, 2023	$1,113.1	$929.6	$676.3	$273.7	$2,992.7
Net Sales from Businesses Acquired	(284.1)	—	(267.3)	—	(551.4)
Impact from Foreign Currency Exchange Rates	8.9	10.9	4.2	6.9	30.9
Organic Sales Six Months Ended Jun 30, 2023	$837.9	$940.5	$413.2	$280.6	$2,472.2

Net Sales Six Months Ended Jun 30, 2022	$838.4	$1,162.6	$378.4	$268.5	$2,647.9
Adjusted Net Sales Six Months Ended Jun 30, 2022	$838.4	$1,162.6	$378.4	$268.5	$2,647.9

Six Months Ended Jun 30, 2023 Organic Sales Growth %	(0.1)%	(19.1)%	9.2%	4.5%	(6.6)%
Six Months Ended Jun 30, 2023 Net Sales Growth %	32.8%	(20.0)%	78.7%	1.9%	13.0%

PRO FORMA ORGANIC SALES GROWTH (INCLUDING ALTRA)	Three Months Ended
	June 30, 2023
	Industrial Powertrain Solutions		Power Efficiency Solutions	Automation & Motion Control		Industrial Systems	Total Regal Rexnord
Net Sales Three Months Ended Jun 30, 2023	$698.7		$460.1	$473.1		$136.7	$1,768.6
Impact from Foreign Currency Exchange Rates	2.0		3.3	5.0		2.7	13.0
Pro Forma Organic Sales Three Months Ended Jun 30, 2023	$700.7		$463.4	$478.1		$139.4	$1,781.6

Net Sales Three Months Ended Jun 30, 2022	$422.1		$595.4	$194.1		$137.8	$1,349.4
Net Sales from Businesses Acquired	252.9		—	245.2		—	498.1
Pro Forma Adjusted Net Sales Three Months Ended Jun 30, 2022	$675.0		$595.4	$439.3		$137.8	$1,847.5

Three Months Ended Jun 30, 2023 Pro Forma Organic Sales Growth %	0.6%	(a)	(22.2)%	4.0%	(a)	1.2%	(5.7)%	(a)
Three Months Ended Jun 30, 2023 Pro Forma Net Sales Growth %	0.3%	(b)	(22.7)%	2.9%	(b)	(0.8)%	(6.4)%	(b)

(a)	Amounts adjusted to reflect pro forma organic sales growth adjusted for an immaterial amount of Altra revenue from the acquisition date to March 31, 2023, which was reflected in the Company's results for the quarter ended June 30, 2023.
(b)	Amounts adjusted to reflect pro forma net sales growth adjusted for an immaterial amount of Altra revenue from the acquisition date to March 31, 2023, which was reflected in the Company's results for the quarter ended June 30, 2023.

PRO FORMA ORGANIC SALES GROWTH (INCLUDING ALTRA)	Six Months Ended
	June 30, 2023
	Industrial Powertrain Solutions		Power Efficiency Solutions	Automation & Motion Control		Industrial Systems	Total Regal Rexnord
Net Sales Six Months Ended Jun 30, 2023	$1,113.1		$929.6	$676.3		$273.7	$2,992.7
Net Sales from Businesses Acquired	234.4		—	216.7		—	451.1
Impact from Foreign Currency Exchange Rates	15.2		10.9	14.5		6.9	47.5
Pro Forma Organic Sales Six Months Ended Jun 30, 2023	$1,362.7		$940.5	$907.5		$280.6	$3,491.3

Net Sales Six Months Ended Jun 30, 2022	$838.4		$1,162.6	$378.4		$268.5	$2,647.9
Net Sales from Businesses Acquired (a)	504.8		—	463.6		—	968.4
Pro Forma Adjusted Net Sales Six Months Ended Jun 30, 2022	$1,343.2		$1,162.6	$842.0		$268.5	$3,616.3

Six Months Ended Jun 30, 2023 Pro Forma Organic Sales Growth	1.5%	(b)	(19.1)%	7.8%	(b)	4.5%	(3.5)%	(b)
Six Months Ended Jun 30, 2023 Pro Forma Net Sales Growth %	0.3%	(c)	(20.0)%	6.1%	(c)	1.9%	(4.8)%	(c)

(a)	Excludes the revenues from Altra's Jacobs Vehicle Systems business, which was sold in April 2022.
(b)	Amounts adjusted to reflect pro forma organic sales growth.
(c)	Amounts adjusted to reflect pro forma net sales growth.